CSMC 06-2

Group 10

Pay rules

1.

Pay the Nas priority amount to the 10N1 until retired

2.

Pay the 6A1 until retired

3.

Pay pro-rata the 6A2 and 6A3 until retired

4.

Pay the 6A4 until retired

5.

Pay pro-rata to the 6A5, 6A6 and 6A7 until retired

6.

Pay the 10N1 until retired

Notes

Settle Date 2/28/06

Pricing Speed = 300PSA

Nas Bonds = 10N1 standard 60 months lockout (apply shift to both sched and prepays)

Nas Priority Amount = Balance of 10N1/Total Non-PO Balance